Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended September 30, 2023
NEWPORT, RI - November 8, 2023 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (Nasdaq: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended September 30, 2023.
THIRD QUARTER 2023 RESULTS

•Net income attributable to Pangaea of $18.9 million, or $0.42 per diluted share
•Adjusted net income attributable to Pangaea of $14.4 million, or $0.32 per diluted share
•Operating cash flow of $16.3 million
•Adjusted EBITDA of $27.9 million
•Time Charter Equivalent ("TCE") rates earned by Pangaea of $15,748 per day
•Pangaea’s TCE rates exceeded the average Baltic Panamax and Supramax indices by 49%
•Ratio of net debt to trailing twelve-month Adjusted EBITDA of 2.2x
•Announced the sale of the Bulk Trident for $9.8 million in October 2023

For the third quarter ended September 30, 2023, Pangaea reported non-GAAP adjusted net income of $14.4 million, or $0.32 per diluted share, on total revenue of $135.6 million. Third quarter TCE rates declined 35% on a year-over-year basis, while total shipping days, which include both voyage and time charter days, declined 1% to 4,610 days, when compared to the year-ago period.

The TCE earned was $15,748 per day for the three months ended September 30, 2023, compared to an average of $24,107 per day for the same period in 2022. During the third quarter 2023, the Company’s average TCE rate exceeded the benchmark average Baltic Panamax and Supramax indices by 49%, supported by Pangaea’s long-term contracts of affreightment ("COAs"), specialized fleet, and cargo-focused strategy.

Total Adjusted EBITDA margin remained consistent when compared to the year-ago period, despite a decrease in revenue.

As of September 30, 2023, the Company had $87.4 million in cash and equivalents. Total debt, including lease finance obligations was $279.3 million. At the end of the third quarter 2023, the Company's net debt to trailing twelve-month adjusted EBITDA was at 2.2x. During the three months ended September 30, 2023, the Company repaid $3.3 million of long-term debt, $4.1 million of finance leases, and paid $4.5 million of cash dividends.

As of November 7, 2023 the Company has performed and booked approximately 2,715 total shipping days generating a TCE of $19,000 per day for the fourth quarter.

The Company's Board of Directors declared a quarterly cash dividend of $0.10 per common share, to be paid on December 15, 2023, to all shareholders of record as of December 1, 2023.

MANAGEMENT COMMENTARY

“Our strong third quarter results demonstrate the durability and flexibility of our business model during a period of broader market volatility,” stated Mark Filanowski, Chief Executive Officer of Pangaea Logistics Solutions. “Our entire ice class 1A fleet was fully utilized under long-term contracts during the third quarter, resulting in a realized TCE rate that was nearly 50% above prevailing market indices. Our other contract positions and our strategic focus on commercial growth across new and existing trades, together with a continued focus on disciplined expense management, positioned us to produce good margin realization, Adjusted EBITDA and free cash flow in a low market environment.”

“We remain committed to a balanced capital allocation strategy, one that prioritizes debt reduction, organic investments, the opportunistic acquisition of complementary assets and a stable quarterly cash dividend,” continued Filanowski. “On a trailing twelve-month basis, we’ve generated more than $62 million in operating cash flow while reducing our total outstanding debt by more than $23 million. Additionally, we have invested approximately $50 million in acquiring new vessels and logistics assets, and have returned more than $18 million to our shareholders through cash dividends, consistent with our mandate to maximize shareholder value. Pangaea also continues to prioritize its multi-year fleet renewal program, as we divest of older vessels while investing in newer, more efficient vessels. To that end, we announced the sale of the 2006-built Bulk Trident for nearly $10 million in October 2023. In 2024, we’ll seek to reinvest in one or more newer vessels as we manage a growing fleet of young, high quality vessels.

“The bulk shipping market continues its volatile path,” concluded Filanowski. We believe our premium rate model and long-term COAs position us to execute on our strategy, while continue to drive shareholder returns.”

STRATEGIC UPDATE

Pangaea remains committed to developing a leading dry bulk logistics and transportation services company of scale, providing its customers with specialized shipping and supply chain and logistics offerings in commodity and niche markets, which drive premium returns measured in time charter equivalent per day.

Leverage integrated shipping and logistics model. In addition to operating the largest high ice class dry bulk fleet of Panamax and post-Panamax vessels globally, Pangaea also performs stevedoring services, together with port and terminal operations capabilities. Following the acquisition of marine port terminal operations in Port Everglades/Ft. Lauderdale, Port of Palm Beach, Florida, and Port of Baltimore, Maryland in June 2023, the company has been actively working to expand its onshore relationships with new and existing customers.

Continue to drive strong fleet utilization. In the third quarter, Pangaea's 25 owned vessels were fully utilized and supplemented with an average of 26 chartered-in vessels to support cargo and COA commitments. Given the seasonal demand in artic trade routes, the Company utilized chartered-in vessels to support it’s non-artic trade routes. Going forward, the Company will continue to target an average fleet of 20 chartered-in vessels in order to maximize returns amid a period of more muted market pricing.

Continue to drive fleet upgrades and renewals. In October 2023, the Company announced its intent to sell the 2006-built Supramax Bulk Trident for $9.8 million. Looking ahead, the Company intends to opportunistically manage its fleet with the purpose of maximizing TCE rates, while continuing to support client requirements on an on-demand basis.

THIRD QUARTER 2023 CONFERENCE CALL

The Company’s management team will host a conference call to discuss the Company’s financial results on Thursday, November 9, 2023 at 8:00 a.m., Eastern Time (ET). Accompanying presentation materials will be available in the Investor Relations section of the Company’s website at https://www.pangaeals.com/investors/.

To participate in the live teleconference:

Domestic Live: 1-800-245-3047
International Live: 1-203-518-9765
Conference ID:     PANLQ323

To listen to a replay of the teleconference, which will be available through November 16, 2023:

Domestic Replay: 1-800-839-7414
International Replay: 1-402-220-6068

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Voyage revenue	$127,884,506	$173,167,990	$346,300,186	$522,693,814
Charter revenue	3,797,528	11,309,147	16,636,920	49,089,682
Terminal & Stevedore Revenue	3,934,154	—	4,453,811	—
Total revenue	135,616,188	184,477,137	367,390,917	571,783,496
Expenses:
Voyage expense	59,075,208	74,716,194	170,349,472	207,874,485
Charter hire expense	25,466,886	50,750,809	77,183,388	194,175,432
Vessel operating expense	14,252,533	15,361,640	41,070,199	41,479,173
Terminal & Stevedore Expenses	3,517,736	—	3,892,318	—
General and administrative	5,500,121	5,776,666	17,115,013	16,195,441
Depreciation and amortization	8,092,495	7,365,561	22,546,350	21,960,413
Loss on impairment of vessel	—	—	—	3,007,809
Loss on sale of vessel	—	—	1,172,196	318,032
Total expenses	115,904,979	153,970,870	333,328,936	485,010,785

Income from operations	19,711,209	30,506,267	34,061,981	86,772,711

Other income (expense):
Interest expense	(4,348,686)	(4,400,473)	(12,724,920)	(11,445,249)
Interest income	775,504	284,154	2,867,914	323,025
Income attributable to Non-controlling interest recorded as long-term liability interest expense	(267,198)	(2,418,844)	(1,027,798)	(5,961,851)
Unrealized gain (loss) on derivative instruments, net	4,531,912	(4,508,758)	2,760,059	(510,093)
Other income	(212,639)	298,679	422,636	517,117
Total other income (expense), net	478,893	(10,745,242)	(7,702,109)	(17,077,051)

Net income	20,190,102	19,761,025	26,359,872	69,695,660
Income attributable to non-controlling interests	(1,321,811)	(972,611)	(1,172,774)	(5,706,848)
Net income attributable to Pangaea Logistics Solutions Ltd.	$18,868,291	$18,788,414	$25,187,098	$63,988,812

Earnings per common share:
Basic	$0.42	$0.42	$0.56	$1.44
Diluted	$0.42	$0.42	$0.56	$1.43

Weighted average shares used to compute earnings per common share:
Basic	44,775,438	44,415,575	44,754,620	44,386,628
Diluted	45,081,668	44,640,278	45,108,039	44,624,228

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	September 30, 2023	December 31, 2022
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$87,358,220	$128,384,606
Accounts receivable (net of allowance of $5,301,297 and $4,367,848 at September 30, 2023 and December 31, 2022, respectively)	53,498,562	36,755,149
Bunker inventory	26,347,230	29,104,436
Advance hire, prepaid expenses and other current assets	31,280,425	28,266,831
Total current assets	198,484,437	222,511,022

Fixed assets, net	479,980,216	476,524,752
Finance lease right of use assets, net	40,951,455	43,921,569
Goodwill	3,104,800	—
Other non-current Assets	6,073,002	5,284,127
Total assets	$728,593,910	$748,241,470

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$42,374,839	$38,554,131
Deferred revenue	13,797,326	20,883,958
Current portion of secured long-term debt	31,505,463	15,782,530
Current portion of finance lease liabilities	26,630,754	16,365,075
Dividend payable	977,592	626,178
Total current liabilities	115,285,974	92,211,872

Secured long-term debt, net	70,953,795	98,819,739
Finance lease liabilities, net	146,474,158	168,513,939
Long-term liabilities - other	18,502,188	19,974,390

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 46,466,622 shares issued and outstanding at September 30, 2023; 45,898,395 shares issued and outstanding at December 31, 2022	4,648	4,590
Additional paid-in capital	164,160,253	162,894,080
Retained earnings	162,544,652	151,327,392
Total Pangaea Logistics Solutions Ltd. equity	326,709,553	314,226,062
Non-controlling interests	50,668,242	54,495,468
Total stockholders' equity	377,377,795	368,721,530
Total liabilities and stockholders' equity	$728,593,910	$748,241,470

Pangaea Logistics Solutions, Ltd.
Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2023	2022
Operating activities	(unaudited)	(unaudited)
Net income	$26,359,872	$69,695,660
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	22,546,350	21,960,413
Amortization of deferred financing costs	701,275	764,897
Amortization of prepaid rent	91,048	91,453
Unrealized (gain) loss on derivative instruments	(2,760,059)	510,093
Income from equity method investee	(417,636)	(517,117)
Earnings attributable to non-controlling interest recorded as other long term liability	1,027,798	5,961,851
Provision for doubtful accounts	933,449	1,282,624
Loss on impairment of vessel	—	3,007,809
Loss on sale of vessel	1,172,196	318,032
Drydocking costs	(3,368,800)	(5,972,024)
Share-based compensation	1,393,514	1,457,972
Change in operating assets and liabilities:
Accounts receivable	(17,676,862)	10,633,346
Bunker inventory	2,757,206	(3,504,215)
Advance hire, prepaid expenses and other current assets	885,264	14,095,660
Accounts payable, accrued expenses and other current liabilities	3,324,586	(2,946,749)
Deferred revenue	(7,086,632)	(14,971,451)
Net cash provided by operating activities	29,882,569	101,868,254

Investing activities
Purchase of vessels and vessel improvements	(27,217,355)	(18,370,977)
Purchase of fixed assets and equipment	—	187,638
Contributions to non-consolidated subsidiaries	(275,000)	(18,505)
Proceeds from sale of vessel	8,037,804	8,400,000
Acquisitions, net of cash acquired	(7,200,000)	—
Dividends received from equity method investments	1,637,500	—
Net cash used in investing activities	(25,017,051)	(11,511,844)

Financing activities
Payments of financing fees and issuance costs	—	(331,317)
Payments of long-term debt	(12,435,039)	(12,223,052)
Proceeds from finance leases	—	15,000,000
Payments of finance lease obligations	(12,211,158)	(11,808,661)
Dividends paid to non-controlling interests	(5,000,000)	(5,000,000)
Accrued common stock dividends paid	(13,618,424)	(8,966,039)
Cash paid for incentive compensation shares relinquished	(127,283)	(287,629)
Payments to non-controlling interest recorded as long-term liability	(2,500,000)	—
Net cash used in financing activities	(45,891,904)	(28,616,698)

Net (decrease) increase in cash and cash equivalents	(41,026,386)	61,739,712
Cash and cash equivalents at beginning of period	128,384,606	56,208,902
Cash and cash equivalents at end of period	$87,358,220	$117,948,614

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Transportation and Service Revenue
Gross Profit	$25,240,555	$36,301,324	$52,433,372	$106,349,167
Add:
Vessel Depreciation and Amortization	8,063,270	7,347,170	22,462,168	21,905,239
Net transportation and service revenue	$33,303,825	$43,648,494	$74,895,540	$128,254,406

Adjusted EBITDA
Net Income	20,190,102	19,761,025	26,359,872	69,695,660
Interest expense, net	3,573,182	4,116,319	9,857,006	11,122,224
Income attributable to Non-controlling interest recorded as long-term liability interest expense	267,198	2,418,844	1,027,798	5,961,851
Depreciation and amortization	8,092,495	7,365,561	22,546,350	21,960,413
EBITDA	32,122,977	33,661,749	59,791,026	108,740,148
Non-GAAP Adjustments:
Loss on impairment of vessels	—	—	—	3,007,809
Loss on sale of vessels	—	—	1,172,196	318,032
Share-based compensation	270,007	319,188	1,393,514	1,457,972
Unrealized (gain) loss on derivative instruments, net	(4,531,912)	4,508,758	(2,760,059)	510,093
Other non-recurring items	19,476	—	445,178	—
Adjusted EBITDA	$27,880,548	$38,489,695	$60,041,855	$114,034,054

Earnings Per Common Share
Net income attributable to Pangaea Logistics Solutions Ltd.	$18,868,291	$18,788,414	$25,187,098	$63,988,812

Weighted average number of common shares outstanding - basic	44,775,438	44,415,575	44,754,620	44,386,628
Weighted average number of common shares outstanding - diluted	45,081,668	44,640,278	45,108,039	44,624,228

Earnings per common share - basic	$0.42	$0.42	$0.56	$1.44
Earnings per common share - diluted	$0.42	$0.42	$0.56	$1.43

Adjusted EPS
Net Income attributable to Pangaea Logistics Solutions Ltd.	$18,868,291	$18,788,414	$25,187,098	$63,988,812
Non-GAAP
Add: loss on impairment of vessels	—	—	—	3,007,809
Loss on sale of vessels	—	—	1,172,196	318,032
Unrealized (gain) loss on derivative instruments	(4,531,912)	4,508,758	(2,760,059)	510,093
Other non-recurring items	19,476	$—	445,178	—
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$14,355,855	$23,297,172	$24,044,413	$67,824,746

Weighted average number of common shares - basic	44,775,438	44,415,575	44,754,620	44,386,628
Weighted average number of common shares - diluted	45,081,668	44,640,278	45,108,039	44,624,228

Adjusted EPS - basic	$0.32	$0.52	$0.54	$1.53
Adjusted EPS - diluted	$0.32	$0.52	$0.53	$1.52

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Gross Profit. Gross profit represents total revenue less net transportation and service revenue and less vessel depreciation and amortization.

Net transportation and service revenue. Net transportation and service revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses and terminal & stevedore expenses. Net transportation and service revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net transportation and service revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net transportation and service revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, interest income, income taxes, depreciation and amortization, loss on impairment, loss on sale and leaseback of vessels, share-based compensation, other non-operating income and/or expense and other non-recurring items, if any. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale of vessel, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented during the period to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (Nasdaq: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Stefan C. Neely
Chief Financial Officer	Vallum Advisors
401-846-7790
Investors@pangaeals.com	PANL@val-adv.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.